SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2001

                          STAMPEDE WORLDWIDE, INC.
            (Exact name of registrant as specified in its charter)

Florida                          333-51302             58-2235301
(State or other jurisdiction    (Commission)         (IRS Employer
of incorporation)               File Number)       Identification No.)

3910 Riga Boulevard, Tampa, Florida                     33619-1344
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (813) 630-2762


Item 5.  Other Events


On April 6, 2001, the Company filed for reorganization under Chapter 11 of the Bankruptcy Code. Management determined the filing was necessary due to the Company's insolvency, the collapse of its subsidiaries' Internet, information technology and computer resales businesses and the issuance of unauthorized common stock. With respect to the last issue, management determined on or about January 12, 2001 that approximately sixty-eight million shares of common stock sold at an approximate aggregate price of $4,619,480 pursuant to a registration statement under the Securities Act of 1933, as amended, following a purported reverse stock split effective on November 20, 2000 possibly exceeded the Company's authorized shares because one director had failed to give written consent to the reverse split and the operable Florida corporate law requires written notice of the reverse split to be given to stockholders within thirty days, which was not given, and stockholder approval for the Company to maintain its previously authorized one hundred million shares of common stock following the reverse split, which was not obtained. Management immediately consulted the major buyers of the unauthorized shares and was advised the buyers had sold all the shares into the market at a profit. Management also immediately consulted independent counsel who confirmed the statutory requirements and the over issue, but was unable to suggest any feasible remedy under Florida corporate law in view of the fact that the unauthorized shares could not be distinguished in the public market from authorized shares, holders of all shares in the public market appeared to hold validly authorized shares as holders in due course, it was not clear to whom the debt created by the over issue would then be owing, the Company was not financially able to purchase in the market a corresponding number of shares (and, the consequence that demand by the Company for the purchase of such number of shares would likely in any event cause a price increase well beyond the price at which the Company sold the shares) and it appeared improbable the holders of authorized shares would approve restoring the authorized shares to one hundred million and ratifying the over issue, which would be complicated by uncertainty as to who were the holders of authorized shares entitled to vote versus unauthorized shares and the costs associated with soliciting proxies for such vote, which the Company was unable to pay. Management determined the best practicable remedy would be to merge the dormant subsidiaries with unrelated operating companies followed by a registered spin off of all subsidiaries to the stockholders and to merge the Company with an unrelated operating company as a means of returning value to the stockholders. After defining this strategy and identifying several potential merger partners, management informed the board of directors and auditors regarding the over issue and the planned strategy offering remediation of the over issue and of the Company's business and prospects. Lacking the time and experience to devote to a corporation involved in a Chapter 11 reorganization, the independent directors decided individually to resign. This remedial strategy dictated a reorganization under Chapter 11 which would be necessary for an insolvent corporation to spin off its subsidiaries, to alter the Company's capital structure to accommodate the over issue and to position the Company as a viable merger partner itself. Prior to the date of this report, the Company has announced the pending spin off of its i-Academy subsidiary following a merger with Specialized Solutions, Inc.; a Florida based information technology training company, and plans to spin off its Chronicle Commercial Printing operation in the near future. The Company is in discussions for additional merger candidates for other subsidiaries and for itself, all of which are subject to the outcome of its Chapter 11 reorganization and negotiations. The Company's plan of reorganization, described in more detail below, contemplates an increase in the Company's authorized common stock to three hundred million shares and ratification of all issued and outstanding share certificates, as is consistent with the market perception of those shares. Until such time as the Bankruptcy Court confirms the Company's plan of reorganization, including the number of issued and outstanding common shares, the capital structure set forth in the Company's financial statements may be incorrectly stated and investors should be aware that the Company's financial statements may be revised.

Generally, the Plan of Reorganization ("Plan"), if confirmed by the Bankruptcy Court, will result in cash payments to priority creditors whose claims will be unimpaired and for administrative costs of the bankruptcy in full, the distribution to unsecured creditors of three million shares of the Reorganized Debtor's common stock ("Reorganization Securities", together with shares to be issued to the Preferred Equity Class) in exchange for their Allowed Claims on the basis their pro rata share of an aggregate, the issuance to holders of preferred stock ("Preferred Equity Class") in the amount of their pro rata share of an aggregate distribution of five hundred thousand shares of Reorganization Securities on the basis of the number of shares of preferred stock held and reduction of the currently existing common stock equity interests (the "Equity Class") in a share combination ("Reverse Stock Split") by a ratio of one share for each thirty shares of common stock currently outstanding, with blocks of less than one hundred shares being cancelled (the "Cancellation"). In addition, the Bankruptcy Court's Final Order is expected to ratify and confirm all stock certificates held by the Equity Class as valid shares of the Reorganized Debtor and will provide for amendment of the Reorganized Debtor's Articles of Incorporation to increase the number of authorized shares to three hundred million shares in order to accommodate the issuance of the Reorganization Shares pursuant to the Plan, and for posturing the Reorganized Debtor as an attractive reverse merger candidate.

The license held by the Company to use Luxury Box LS095 located in Raymond James Stadium, Tampa, Florida, (the "License") will be sold by July 1, 2001, or if not sold by such date, will be auctioned publicly, and the proceeds will be used to fund operations of the Company, pay priority claims in full, and to pay the administrative costs of the bankruptcy.

In addition, if the Plan is confirmed by the Bankruptcy Court, the Reorganized Debtor will make a dividend spin off to all stockholders of its I-Academy subsidiary following a merger with Specialized Solutions, Inc., and a dividend spin to all stockholders of its Chronicle Commercial Printing subsidiary. These dividend spin offs will be made pursuant to registration statements to be filed with the United States Securities and Exchange Commission by the respective subsidiaries. The Company also plans to seek reverse merger partners for itself and for its two other subsidiaries.

Item 7(c)  Exhibits

      2.01 DEBTOR'S DISCLOSURE STATEMENT
      2.02 INTRODUCTION AND SUMMARY
      2.03 DEBTOR'S PLAN OF REORGANIZATION



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stampede Worldwide, Inc.

By:  /s/ John V. Whitman, Jr.
       John V. Whitman, Jr., Chief Executive Officer

Date:  June 29, 2001